Exhibit 99.1 Enrollment Form for Diana Shipping Inc. Dividend Reinvestment and Stock Purchase Plan
This form when completed and signed, should be mailed in the courtesy envelope provided to: BNY Mellon Shareowner Services, P.O. Box 358035, Pittsburgh, PA 15252-8035
Is this account for an existing stockholder?	YES m	NO m
1.	Account Registration Complete only one section. Print clearly in CAPITAL LETTERS.
m	INDIVIDUAL OR JOINT ACCOUNT
Owner’s Name

Owner’s Social Security Number	Owner’s Date of Birth
(used for tax reporting)	Month	Day	Year
-	-	/	/

Joint Owner’s Name

Joint Owner’s Social Security Number	The account will be registered “Joint Tenants with Rights of Survivorship” unless you check a box below:
(used for tax reporting)
-	-	Tenants in common m	Tenants by entirety m	Community property m

m	GIFT TRANSFER TO A MINOR (UGMA/UTMA)
Custodian’s Name

Minor’s Name

Minor’s Social Security Number	Minor’s Date of Birth
(required)	Month	Day	Year
-	-	/	/

m	TRUST (Please check only one of the trustee types)	Person as Trustee m	Organization as Trustee m

Trustee: Individual or Organization Name

and Co-trustee’s Name, if applicable

Name of Trust

For the Benefit of

Date of Trust
Trust Taxpayer Identification Number	Month	Day	Year
/	/

m	ORGANIZATION OR BUSINESS ENTITY	Check one:	Corporation m	Partnership m	Other m
Name of Entity

Taxpayer Identification Number

2.	Account Registration
Mailing Address (including apartment or box number)

City	State	Zip
-

Home Phone	Work Phone
(	)	-	(	)	-

For mailing address outside the U.S.:
Country of Residence:	Province	Routing or Postal Code

3.	Cash Purchase (Make checks payable to Mellon Bank/Diana Shipping Inc.)

m As a CURRENT registered stockholder I wish to make an additional investment.  Enclosed is my check or money order for $ ______________. Minimum $100 with the maximum not to exceed $10,000 in any month.

m As a NEW investor I wish to enroll in the Plan by making an initial investment. Enclosed is my check or money order for $_______________. Initial investment must be at least $250, with the maximum not to exceed $10,000 in any month.  AS A NEW INVESTOR YOU MUST ALSO  COMPLETE SECTIONS 1, 2, & 8.

4.	Bank Authorization Agreement
m AUTOMATIC ADDITIONAL INVESTMENT I hereby choose to make additional investments in Diana Shipping Inc. common stock (“DSX Common Stock”) by authorizing automatic monthly debits from my bank account.

m AUTOMATIC INITIAL INVESTMENT
Upon receipt of this form, properly completed, the Plan Administrator will contact your bank to deduct the amount indicated from your bank account on or about the 24th day of each month.  The Plan Administrator will invest in DSX Common Stock beginning on the next Investment Date.  Such deductions and investments will continue monthly until you notify the Plan Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur.  In such event, you may be charged a fee by your bank for insufficient funds.

Please complete the following and Section 5:
I hereby authorize the Plan Administrator and the Financial Institution indicated below to deduct from my bank account $__________ per month (minimum of $100) and apply amounts so deducted to the purchase of DSX Common Stock under the account designated.  Note: deductions will occur on or about the 24th day of each month

5.	Bank Account Information (complete only if a feature in Section 4 is selected)

This information will be used for	m Automatic Investment (Sec.4)
Checking account	Bank or credit union’s ABA transit routing number (available from the bank or credit union)	Bank or credit union account number

Savings account

Tape your voided check here
Bank and credit union routing information.
For deposits to or withdrawals from your checking account, please tape a voided check so the Plan Administrator may obtain bank or credit union account information.
For deposits to or withdrawals from a savings account, please tape a preprinted deposit slip. (Please Do Not Staple)

6.	Dividend Reinvestment

You may choose to reinvest all or a portion of the dividends paid on your DSX Common Stock.  If no box, is selected the Plan Administrator will automatically reinvest all of your dividends on DSX Common Stock.

	m	Reinvest the dividends on ALL shares of my DSX Common Stock.

m
I would like a portion of my dividends reinvested.  Please remit to me the dividends on __________ shares of my DSX Common Stock. I understand that the dividends on my remaining shares of DSX Common Stock, as well as all future shares that I acquire, will be reinvested.

	m	All cash (no dividend reinvestment).

7.	Safekeeping
Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

	m	Please accept the enclosed certificate (s) for deposit to my account. Enclosed are ______________share certificates.
insert number

		Certificate number	number of shares

T O T A L

8.	Account Authorization Signature (required)

m REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER (Substitute Form W-9)
I am a U.S. citizen or a resident alien.  I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding,
(b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

m CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER (SUBSTITUTE FORM W-8BEN)

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
- I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
- The beneficial owner is not a U.S. person,
- The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

CLAIM OF TAX TREATY BENEFITS
I CERTIFY THAT:
The beneficial owner is a resident of  ______________ within the meaning of the income tax treaty between the United States and that country.
FOR ORGANIZATIONS AND BUSINESS ENTITIES
EXEMPT FROM BACKUP WITHHOLDING
I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

MY/OUR SIGNATURE(S) BELOW INDICATES I/WE HAVE READ THE PLAN PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN.
Signature of Owner	Date (month, day, year)

Signature of Joint Owner	Date (month, day, year)

Alternatively you may enroll online at www.bnymellon.com/shareowner